Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Pamela Matthews
Chief Financial Officer and	Director of Investor Relations
Chief Investment Officer	Digital Realty Trust, Inc.
Digital Realty Trust, Inc.	415-738-6532
415-738-6500

DIGITAL REALTY TRUST, L.P. COMMENCES

OFFER OF EXCHANGEABLE SENIOR DEBENTURES

San Francisco, CA (August 8, 2006) – Digital Realty Trust, Inc. (NYSE: DLR), announced today that its operating partnership subsidiary, Digital Realty Trust, L.P. (the “Operating Partnership”), has commenced a private placement, subject to market conditions, of $150 million aggregate principal amount of Exchangeable Senior Debentures due 2026 (the “Debentures”), plus up to an additional $22.5 million aggregate principal amount of Debentures that may be issued at the option of the initial purchasers to cover over-allotments, if any. The Debentures will be senior unsecured obligations of the Operating Partnership, will be fully and unconditionally guaranteed by Digital Realty Trust, Inc. and will be exchangeable for shares of Digital Realty Trust, Inc. common stock. The interest rate, exchange rate and offering price are to be determined by negotiations between the Operating Partnership and the initial purchasers of the Debentures.

The Operating Partnership intends to use the net proceeds from the private offering to reduce borrowings under its unsecured credit facility due 2008. Consistent with the Operating Partnership’s growth strategy, the Operating Partnership is actively pursuing multiple opportunities for potential acquisitions, with due diligence and negotiations at different stages of advancement. The Operating Partnership intends to reborrow amounts under its revolving credit facility from time to time to fund acquisitions and for general corporate purposes.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500

The Debentures will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Debentures and the common stock issuable upon exchange of the Debentures have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include adverse economic or real estate developments in the Company’s markets or the technology industry; general economic conditions; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; inability to manage domestic and international growth effectively; failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions at acceptable return levels; failure to successfully operate acquired properties and operations, failure of acquired properties to perform as expected; failure to successfully redevelop properties acquired for such purposes; failure to maintain the Company’s status as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; risks of operating in foreign markets; and changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the Company with the United States Securities and Exchange Commission, or SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2005. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500